Exhibit 99.1
For Immediate Release

Contacts:	Norman Black, Public Relations 404-828-7593 Andy Dolny, Investor Relations 404-828-8901
UPS ANNOUNCES 1Q RESULTS
Global Economic Slump Drives Earnings Decline;
UPS Gains Market Share Worldwide
     ATLANTA, April 23, 2009 — UPS (NYSE:UPS) today reported adjusted diluted earnings per share of $0.52 for the first quarter of 2009 compared to the $0.87 reported for the prior-year period. Revenue was off 13.7% at $10.9 billion. The continuing deterioration in global economic activity resulted in decreased revenue and profitability in all business segments.
     Adjusted diluted earnings per share exclude an impairment charge related to the earlier-than-expected retirement of aging aircraft. Including this non-cash charge, diluted earnings per share were $0.40.
     The company managed its business effectively despite the effects of the global economic slump. UPS maintained its industry-leading small package margins and expanded its market share both domestically and overseas while generating strong cash flow. The company continues to make strategic investments such as expanding its Worldport facility, building a new air hub in Shenzhen, China, and opening new healthcare distribution facilities in Europe and Puerto Rico. However, it is scaling back 2009 capital spending by an additional $200 million, bringing the total to just below $2 billion.
     “As economic activity deteriorated throughout the world during the quarter, we managed costs while maintaining our excellent service to our customers,” said Scott Davis, UPS’s chairman and CEO. “We are optimistic about the company’s future. UPS is becoming an even leaner, more efficient enterprise, making many improvements that are sustainable when the economic climate strengthens.”

		1Q 2009
Consolidated Results	1Q 2009	Adjusted	1Q 2008
Revenue	$10.9B		$12.7B
Operating profit	$718M	$899M	$1.49B
Operating margin	6.6%	8.2%	11.8%
Average volume per day	14.54M		15.13M
Diluted earnings per share	$0.40	$0.52	$0.87
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     For the three months ended March 31, 2009, consolidated average daily volume totaled 14.5 million packages, a 3.9% decline. Average revenue per piece decreased 6.9%, reflecting changes in product mix, declining fuel surcharges and weight per package and the negative impact of currency.
     During the quarter, UPS took an impairment charge on its entire fleet of 44 DC-8 aircraft, including related engines and parts. As a result, the company recorded a non-cash charge to expense of $181 million, which reduced net income and diluted earnings per share by $116 million and $0.12, respectively. The entire charge was recorded in the U.S. Domestic Package segment. Retirement of the DC-8s will make UPS’s air fleet the most modern, fuel efficient and noise compliant in the industry.
Cash Position
     UPS ended the quarter with $4.3 billion in cash and marketable securities. The company also:
•	Generated $1.9 billion in free cash flow, a $200 million increase over last year (excluding the impact of tax refunds in 2008).

•	Paid dividends totaling $449 million.

•	Invested $382 million in capital expenditures.

•	Purchased 2.5 million shares at a cost of $113 million.
     UPS also successfully completed a $2 billion debt offering during the quarter. The 5- and 10-year offerings were oversubscribed at very favorable interest rates of 3 7/8% and 5 1/8%, respectively, reflecting the marketplace’s view of the company’s strength.

1Q 2009
U.S. Domestic Package	1Q 2009	Adjusted	1Q 2008
Revenue	$6.95B		$7.74B
Operating profit	$384M	$565M	$959M
Operating margin	5.5%	8.1%	12.4%
Average volume per day	12.68M		13.25M
     The negative effect of economic conditions more than offset the company’s market share gain due to the departure of a major competitor. Volume per day declined 4.3% during the quarter with Next Day Air® down 0.7%, deferred down 1% and ground off 5%. Revenue per piece declined 4.6%, reflecting product mix changes, the decrease in fuel surcharges on all products and the continuing trend toward lighter weight packages.
     During the quarter, UPS expanded its guaranteed early morning delivery territory in the United States to more than 23,000 ZIP codes. UPS now delivers overnight by 8:30 a.m. or 10:30 a.m. to more businesses and ZIP codes than any other transportation provider. The company also began testing a new flexible returns program that allows consumers to return items shipped via UPS by placing them in their own mailboxes for pickup by the U.S. Postal Service before transfer to UPS. Lastly, UPS deployed 300 new compressed natural gas delivery vehicles, adding to the largest private fleet of alternative-fuel vehicles in the industry.
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International Package	1Q 2009	1Q 2008
Revenue	$2.24B	$2.76B
Operating profit	$294M	$421M
Operating margin	13.1%	15.3%
Average volume per day	1.86M	1.88M
     The International Package segment showed resilience during the quarter, gaining substantial market share in both export and non-U.S. domestic products. Despite challenging market conditions, the segment posted a 1% volume decline with some benefit from the timing of Easter.
     The 15.3% decline in revenue per piece reflected similar negative trends as in the U.S. small package operation as well as the negative impact of currency. Reductions in operating profit and margin were caused primarily by volume declines, changes in mix and lower package weight, although at 13.1% the segment’s operating margin remains the highest in the industry.

Supply Chain and Freight	1Q 2009	1Q 2008
Revenue	$1.75B	$2.18B
Operating profit	$40M	$113M
Operating margin	2.3%	5.2%
     All business units in the segment recorded revenue declines, offset somewhat by successful cost control efforts. Forwarding and Logistics experienced minimal reduction in operating margin. In particular, the Logistics business continued to benefit from UPS’s investment in the healthcare sector.
     In a worsening LTL environment, UPS Freight posted declines in revenue, shipments and tonnage, compared with last year. However, there was month-over-month improvement in each of these metrics through the period. The business unit experienced increasing sales traction as more customers adopted its LTL shipping technology.
Outlook
     “We’re pleased that our cost control initiatives are on plan and producing the benefits they were designed to achieve. In fact, we have identified $300 million in additional initiatives to help offset some of the recessionary impacts we’re experiencing,” said Kurt Kuehn, UPS’s chief financial officer.
     “Economic indicators tell us recovery in the U.S. might begin late this year, but more likely not until 2010,” he continued. “So we expect the second quarter will be another difficult one. As a result, UPS anticipates earnings per diluted share in a range of $0.45 to $0.55.
     “UPS is financially the strongest company in our Industry,” Kuehn concluded. “This strength, coupled with our broad product portfolio and the most extensive international presence, will help ensure our customers receive the best in transportation solutions and service.”
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     UPS (NYSE: UPS) is the world’s largest package delivery company and a global leader in supply chain and freight services. With more than a century of experience in transportation and logistics, UPS is a leading global trade expert equipped with a broad portfolio of solutions. Headquartered in Atlanta, Ga., UPS serves more than 200 countries and territories worldwide. The company can be found on the Web at UPS.com. To get UPS news direct, visit pressroom.ups.com/RSS.
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EDITOR’S NOTE:
     UPS Chairman and CEO Scott Davis and CFO Kurt Kuehn will discuss first quarter results with investors and analysts during a conference call at 8:30 a.m. EDT today. That call is open to listeners through a live Webcast. To access the call, go to investor.shareholder.com/ups and click on “Earnings Webcast.”
     UPS routinely posts investor announcements on its web site — investor.shareholder.com/ups — and encourages those interested in the company to check there frequently.
     We supplement the reporting of our financial information determined under generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including, as applicable, “as adjusted” operating profit, operating margin, pre-tax income, net income and earnings per share. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plans. We also provide the amount of our free cash flow to supplement our cash flow determined under GAAP. We define free cash flow as net cash from operating activities adjusted for capital expenditures, proceeds from disposals of property, plant and equipment, net change in finance receivables and other investing activities. We believe free cash flow is an important measure in assessing the generation of cash for discretionary investments and dividends.
     In the first quarter of 2009, we recorded a $181 million pre-tax impairment charge related to our McDonnell-Douglas DC-8-71 and DC-8-73 aircraft fleets. We presented first quarter 2009 operating profit, operating margin, pre-tax income, net income and earnings per share excluding the impact of this item as we believe these adjusted measures better enable shareowners to focus on period-over-period operating performance. The underlying matters that produced the impairment charge were unique, and we do not believe they are reflective of the types of charges that will affect future anticipated results.
     Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, net income and earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the preceding reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
     Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company’s strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, increases in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company’s Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

United Parcel Service, Inc.
Selected Financial Data — First Quarter
(unaudited)

	Three Months Ended
	March 31,		Change
	2009	2008	$	%
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$6,949	$7,735	$(786)	-10.2%
International Package	2,240	2,759	(519)	-18.8%
Supply Chain & Freight	1,749	2,181	(432)	-19.8%

Total revenue	10,938	12,675	(1,737)	-13.7%

Operating expenses:
Compensation and benefits	6,332	6,500	(168)	-2.6%
Other	3,888	4,682	(794)	-17.0%

Total operating expenses	10,220	11,182	(962)	-8.6%

Operating profit:
U.S. Domestic Package	384	959	(575)	-60.0%
International Package	294	421	(127)	-30.2%
Supply Chain & Freight	40	113	(73)	-64.6%

Total operating profit	718	1,493	(775)	-51.9%

Other income (expense):
Investment income	13	57	(44)	-77.2%
Interest expense	(82)	(134)	52	-38.8%

Total other income (expense)	(69)	(77)	8	-10.4%

Income before income taxes	649	1,416	(767)	-54.2%

Income tax expense	248	510	(262)	-51.4%

Net income	$401	$906	$(505)	-55.7%

Net income as a percentage of revenue	3.7%	7.1%

Per share amounts
Basic earnings per share	$0.40	$0.87	$(0.47)	-54.0%
Diluted earnings per share	$0.40	$0.87	$(0.47)	-54.0%

Weighted-average shares outstanding
Basic	997	1,037	(40)	-3.9%
Diluted	1,003	1,044	(41)	-3.9%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$565	$959	$(394)	-41.1%
International Package	294	421	(127)	-30.2%
Supply Chain & Freight	40	113	(73)	-64.6%

Total operating profit	899	1,493	(594)	-39.8%

Income before income taxes (1)	$830	$1,416	$(586)	-41.4%
Net income (2)	$517	$906	$(389)	-42.9%
Basic earnings per share (2)	$0.52	$0.87	$(0.35)	-40.2%
Diluted earnings per share (2)	$0.52	$0.87	$(0.35)	-40.2%

(1)	First quarter 2009 U.S. Domestic Package operating profit and consolidated income before income taxes exclude a $181 million impairment charge on our McDonnell-Douglas DC-8-71 and DC-8-73 airframes, engines, and parts, due to an acceleration of the planned retirement of these aircraft.

(2)	First quarter 2009 net income and earnings per share amounts exclude the after-tax effect of the impairment charge discussed in (1), which totaled $116 million.
Certain prior year amounts have been reclassified to conform to the current year presentation.

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United Parcel Service, Inc.
Selected Operating Data — First Quarter
(unaudited)

	Three Months Ended
	March 31,		Change
	2009	2008	$ / #	%
Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$1,381	$1,638	$(257)	-15.7%
Deferred	693	805	(112)	-13.9%
Ground	4,875	5,292	(417)	-7.9%

Total U.S. Domestic Package	6,949	7,735	(786)	-10.2%
International Package:
Domestic	464	583	(119)	-20.4%
Export	1,686	2,022	(336)	-16.6%
Cargo	90	154	(64)	-41.6%

Total International Package	2,240	2,759	(519)	-18.8%
Supply Chain & Freight:
Forwarding and Logistics	1,197	1,563	(366)	-23.4%
Freight	454	513	(59)	-11.5%
Other	98	105	(7)	-6.7%

Total Supply Chain & Freight	1,749	2,181	(432)	-19.8%

Consolidated	$10,938	$12,675	$(1,737)	-13.7%

Consolidated volume (in millions)	916	968	(52)	-5.4%

Operating weekdays	63	64

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,191	1,199	(8)	-0.7%
Deferred	900	909	(9)	-1.0%
Ground	10,585	11,139	(554)	-5.0%

Total U.S. Domestic Package	12,676	13,247	(571)	-4.3%
International Package:
Domestic	1,097	1,101	(4)	-0.4%
Export	764	778	(14)	-1.8%

Total International Package	1,861	1,879	(18)	-1.0%

Consolidated	14,537	15,126	(589)	-3.9%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$18.41	$21.35	$(2.94)	-13.8%
Deferred	12.22	13.84	(1.62)	-11.7%
Ground	7.31	7.42	(0.11)	-1.5%
Total U.S. Domestic Package	8.70	9.12	(0.42)	-4.6%
International Package:
Domestic	6.71	8.27	(1.56)	-18.9%
Export	35.03	40.61	(5.58)	-13.7%
Total International Package	18.34	21.66	(3.32)	-15.3%
Consolidated	$9.94	$10.68	$(0.74)	-6.9%

Certain prior year amounts have been reclassified to conform to the current year presentation.

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United Parcel Service, Inc.
Reconciliation of Free Cash Flow
(unaudited)

Preliminary
Year-to-Date
(amounts in millions)	March 31, 2009
Net cash from operations	$2,230
Capital expenditures	(382)
Proceeds from disposals of PP&E	7
Net change in finance receivables	60
Other investing activities	3

Free cash flow	$1,918

Amounts are subject to reclassification.
Certain prior year amounts have been reclassified to conform to the current year presentation.

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